EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153435) pertaining to the Signet Jewelers Limited US Employee Stock Savings Plan of our report dated February 21, 2020, with respect to the financial statements of the Signet Jewelers Limited US Employee Stock Savings Plan included in this Annual Report (Form 11-K) for the period from May 1, 2019 through December 6, 2019.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio

February 21, 2020